UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 22, 2012 (the “Closing Date”), the existing credit agreement of Monster Worldwide, Inc. (the “Company”) was amended and restated in its entirety pursuant to that certain Second Amended and Restated Credit Agreement (the “Second Amended Credit Agreement”), dated the Closing Date, by and among the Company, Bank of America, N.A., in its capacity as administrative agent (the “Agent”), and the lenders identified therein (the “Lenders”). In addition, on the Closing Date and in connection with the Second Amended Credit Agreement: (i) the guaranty certain of the Company’s domestic subsidiaries entered into with respect to the existing credit agreement was amended and restated in its entirety pursuant to that certain Second Amended and Restated Subsidiary Guaranty (the “Second Amended Guaranty”) made by such subsidiaries in favor of the Agent; and (ii) the pledge agreement the Company entered into with respect to the existing credit agreement was amended and restated in its entirety pursuant to that certain Amended and Restated U.S. Pledge Agreement (the “Amended and Restated U.S. Pledge Agreement”) made by the Company in favor of the Agent.

The Second Amended Credit Agreement provides the Company with a $225 million revolving credit facility and a $100 million term loan facility, providing for a total of $325 million in credit available to the Company. On the Closing Date, the Company has $112.5 million of borrowings outstanding under the revolving credit facility and $100 million of borrowings outstanding under the term loan facility. Each of the revolving credit facility and the term loan facility matures on March 22, 2015. The Company is required to make quarterly amortization payments on the outstanding principal amount of the term loans, with $1.25 million payable on each of June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, $1.875 million payable on each of June 30, 2013, September 30, 2013, December 31, 2013, and March 31, 2014, $2.5 million payable on each of June 30, 2014, September 30, 2014, and December 31, 2014 and the remaining balance of the term loan due at maturity. The borrowings under the Second Amended Credit Agreement will be used to refinance the obligations under the existing credit agreement and for general corporate purposes.

Borrowings under the Second Amended Credit Agreement will bear interest at a rate equal to either (i) the British Bankers Association LIBOR (“BBA LIBOR”) Rate plus a margin ranging from 250 basis points to 325 basis points depending on the Consolidated Leverage Ratio as defined in the Second Amended Credit Agreement or upon the Company’s election (ii) the sum of (A) the highest of (1) the Agent’s prime rate, (2) the sum of 0.50% plus the overnight federal funds rate on such day or (3) BBA LIBOR plus1.0%, plus (B) a margin ranging from 150 basis points to 225 basis points depending on the Company’s Consolidated Leverage Ratio. In addition, the Company will be required to pay the following fees: (i) a fee on all outstanding amounts of letters of credit at a rate per annum ranging from 250 basis points to 325 basis points (depending on the Consolidated Leverage Ratio); and (ii) a commitment fee on the unused portion of the revolving credit facility at a rate per annum ranging from 35 basis points to 50 basis points (depending on the Consolidated Leverage Ratio).

The Second Amended Credit Agreement contains financial covenants requiring the Company to maintain: (i) a Consolidated Leverage Ratio of no more than 3.00 to 1.00; and (ii) a Consolidated Interest Coverage Ratio, as defined in the Second Amended Credit Agreement, of at least 3.00 to 1.00. The Second Amended Credit Agreement also contains various other negative covenants, including restrictions on incurring indebtedness, creating liens, mergers, dispositions of property, dividends and stock repurchases, acquisitions and other investments and entering into new lines of business. The Second Amended Credit Agreement also contains various affirmative covenants, including covenants relating to the delivery of financial statements and other financial information, maintenance of property, maintenance of insurance, maintenance of books and records and compliance with environmental laws.

The Second Amended Credit Agreement contains various events of default, including: (i) nonpayment of principal, interest, fees or other amounts (with grace periods with respect to payments other than principal payments); (ii) failure to perform or observe covenants set forth in the loan documentation; (iii) any representation or warranty proving to have been incorrect when made or deemed made; (iv) cross-default to other indebtedness in an amount in excess of $25 million; (v) bankruptcy and insolvency defaults; (vi) monetary judgment defaults in an amount in excess of $25 million and material nonmonetary judgment defaults; (vii) breaches or violations of certain employee benefits obligations, laws or regulations; (viii) actual or asserted invalidity or impairment of any loan documentation; and (ix) change of control (as defined in the Credit Agreement). In the case of certain events of bankruptcy, all amounts borrowed under the Credit Agreement become due and payable and, in the case of other events of default, lenders holding more than 50% of the commitments under the Credit Agreement may declare all amounts borrowed under the Credit Agreement due and payable.

The foregoing summary of the Second Amended Credit Agreement is not complete and is qualified in its entirety by the terms and provisions of the Second Amended Credit Agreement. A copy of the Second Amended Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The obligations of all of the loan parties under the Second Amended Credit Agreement are guaranteed by the Company’s domestic subsidiaries (other than certain inactive subsidiaries) pursuant to the Second Amended Guaranty. The foregoing summary of the Second Amended Guaranty is not complete and is qualified in its entirety by the terms and provisions of the Second Amended Guaranty. A copy of Second Amended Guaranty is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The obligations of the loan parties under the Second Amended Credit Agreement, the Second Amended Guaranty and certain hedging and cash management agreements entered into with the Lenders or the Lenders’ affiliates are secured by a pledge of: (a) all of the equity interests of the Company’s domestic subsidiaries (other than certain specified inactive subsidiaries) pursuant to the Amended and Restated U.S. Pledge Agreement; and (b) 65% of the equity interests of certain foreign subsidiaries of the Company pursuant to certain pledge agreements that were entered into in connection with the existing credit agreement. The foregoing summary of the Amended and Restated U.S. Pledge Agreement is not complete and is qualified in its entirety by the terms and provisions of the Amended and Restated U.S. Pledge Agreement. A copy of the Amended and Restated U.S. Pledge Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

BofA Merill Lynch, an entity affiliated with the Agent, is acting as a financial advisor to the Company in connection with the Company’s previously announced determination to review strategic alternatives.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated March 22, 2012, by and among Monster Worldwide, Inc., certain of Monster Worldwide, Inc.’s subsidiaries that may be designated as borrowers, Bank of America, N.A. in its capacity as administrative agent, swing line lender and l/c issuer and the other lenders identified.

10.2	Second Amended and Restated Subsidiary Guaranty, dated March 22, 2012, by the domestic subsidiaries of Monster Worldwide, Inc., party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

10.3	Amended and Restated U.S. Pledge Agreement, dated March 22, 2012, by Monster Worldwide, Inc. in favor of Bank of America, N.A., in its capacity as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)

By:	/s/ James M. Langrock
Name:	James M. Langrock
Title:	Executive Vice President and Chief Financial Officer

Date: March 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated March 22, 2012, by and among Monster Worldwide, Inc., certain of Monster Worldwide, Inc.’s subsidiaries that may be designated as borrowers, Bank of America, N.A. in its capacity as administrative agent, swing line lender and l/c issuer and the other lenders identified.

10.2	Second Amended and Restated Subsidiary Guaranty, dated March 22, 2012, by the domestic subsidiaries of Monster Worldwide, Inc., party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

10.3	Amended and Restated U.S. Pledge Agreement, dated March 22, 2012, by Monster Worldwide, Inc. in favor of Bank of America, N.A., in its capacity as administrative agent.